VOID AFTER 5:00 P.M., LONG ISLAND, NEW YORK LOCAL TIME ON



THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISEHEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF1933, AS AMENDED (the "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE EXERCISED, SOLD OR TRANSFERRED IN THE ARSENCE OF SUCH REGISTRATION OR AN EXEMPTION HEREFROM. THIS LEGEND SHALL BE ENDORSED UPON ANY WARRANT ISSUED IN EXCHANGE FOR THIS WARRANT

                        REDEEMARLE STOCK PURCHASE WARRANT
                                   Warrant No.
         This STOCK PURCHASE WARRANT ("Warrant") is issued this day of _____ 1996, by Compu-Dawn, Inc., Delaware corporation the (the "Company") to or its permitted assigns ("Holder").
         This Warrant has been issued by the Company to the Holder in a private offering pursuant to a Private Placement Memorandum dated October 18, 1996 and a subscription and Registration Rights Agreement between the Holder (executed on October ___, 1996) and the Company (executed on October ______, 1996 (the "Subscription and Registration Rights Agreement").
         1. Issuance of Warrant. For value received, the Company hereby grants to Holder, subject to the provisions set forth herein, the right to purchase an aggregate of ____ shares ( )common stock, $.01 par value per share, ("Shares"), subject to adjustment as set forth herein at an exercise price per share of $.50 subject to adjustments as set forth herein.

                                                                      EXHIBIT C

         Upon receipt by the Company of evidence reasonably salisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall executed and deliver a new Warrant of like tenor and date.

         The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held subject to, all of the conditions, limitations and provisions set forth herein.

         2. Exercise of Warrant. This Warrant may be exercised by Holder as to all or any part of the Shares covered hereby at any time commencing on the date of the closing of the Company's initial public offering of securities (the "Initial Exercise Date") and expiring on the fifth anniversary date thereof or if such a day is a day on or, which banking institutions in the the City of New York are authorized by law to close, then on the next succeeding day that shall not be such a day (subject to (i) redemption by the Company pursuant to the conditions set forth in Section 10 hereof; and (ii) earlier termination upon the occurrence of the conditions set forth in Section 6 hereof, upon delivery of the completed and executed Exercise Form attached hereto, for the numbers of shares purchased, addressed to the Company c/o Robert H. Solomon, 68 West Park Avenue, Long Beach, New York or at such other address as the Company shall designate in writing to Holder, together with this Warrant and a certified or cashier's check payable to the order of the Company for the aggregate purchase price of the Shares so purchased. If the Company does not close an initial public offering of its securities this Warrant shall not be exercisable. Upon the exercise of this Warrant as aforesaid, the Company shall as promptly as practicable, and in any event within fifteen (15) days thereafter, execute and deliver to Holder a certificate or certificates in the name of Holder for the total number of whole Shares for which this Warrant is being exercised. Upon receipt by the Company of this Warrant, together with the Exercise Price, at its office in proper form for exercise, the Holder shall be deemed to be the Holder of record of the Shares as issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Common Shares shall not then be actually delivered to the Holder. If this Warrant shall be exercised with respect to less than all of the Shares, Holder shall be entitled to receive a similar warrant of like tenor and date covering the number of Shares in respect of which this Warrant shall not have been exercised. This Warrant shall lapse and shall be null and void if not exercised by Holder on or prior to the fifth anniversary from the Initial Exercise Date, subject to (i) redemption pursuant to the conditions set forth in Section 10; and (ii) earlier termination of this Warrant upon the occurrence of the conditions set forth in
Section 6 hereof.

         3. Covenants of Company. The Company covenants and agrees that all the Shares which may be issued upon the exercise of this Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). The Company further covenants and agrees that during the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved, a sufficient number of Shares to provide for the exercise of this Warrant and the delivery of the Shares upon such exercise.

         4. Adjustments of Warrant Exercise Price and Number of Shares. The warrant Exercise Price and number of Shares purchasable pursuant to the Warrant shall be subject to adjustment from time to time as follows:

                  (a) In the event the Company shall at any time issue or sell any Shares (including shares held in the Company's treasury, but excluding shares issued or distributed pursuant to the Company's 1996 Incentive Stock Option Plan, or similar plans for employees or directors) for a consideration per share less than the Warrant Exercise Price in effect immediately prior to the issuance or sale of such Shares, or without consideration, then, and thereafter successively upon each such issuance or sale, the Warrant Exercise Price in effect immediately prior to the issuance or sale of such Shares shall forthwith be reduced to a Warrant Exercise Price (calculated to the nearest full cent) determined by dividing:

                           (i)      an amount equal to the sum of (A) the number
of Shares outstanding immediately prior to such issuance or sale multiplied by the Warrant Exercise Price in effect immediately prior to such issuance or sale and (B) the consideration, if any, received by the Company upon such issuance or sale, by

                           (ii)     the total number of Shares outstanding
immediately after such issuance or sale.

         For the purposes of any computation to be made in accordance with the provisions of this paragraph (A) the following provisions shall be applicable:

                                    (A)     In the event of the issuance or sale
of Shares for cash, the consideration received by the Company therefor shall be deemed to be the net cash proceeds received by the Company for such Shares, after deducting commissions or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, the issuance or sale of such Shares.

                                    (B)     In the event of the issuance or sale
of Shares for consideration other than cash or consideration a part of which shall be other than cash, the amount of the consideration other than cash received by the Company for such Shares shall be deemed to be the fair market value of such consideration as determined by the Board of Directors of the Company, irrespective of any accounting treatment thereof.

                                    (C)  In the event of the issuance of Shares
as a dividend, the Shares shall be deemed to have been issued for consideration equal to the Warrant Exercise Price at the close of business on the dividend record date. If no dividend record date is fixed, the date on which the resolution of the Board of Directors of the Company declaring such dividend is adopted shall be treated as the record date.

                                    (D)     The number of Shares at any time
outstanding shall not include any Shares then owned or held by or for any retirement plan maintained by the Company for the benefit of its employees or issued or reserved for issuance under any other stock option plan maintained by the Company for its directors or employees, or any Shares issuable under this Warrant until after the exercise hereof and actual issuance of such underlying Shares, but shall include the aggregate number of Shares deliverable in respect of the options, warrants, rights and convertible and exchangeable securities referred to in paragraph (b) of this Section 4 as therein provided.

                  (b) In the event the Company shall at any time issue options or warrants or rights to subscribe for Shares (ircluding Shares now or hereafter held in the Company's treasury), or issue any securities convertible into or exchangeable for Shares, other than options or rights issued pursuant to the Company's 1996 Stock Option Plan, or other plan maintained for the benefit or employees or directors of the Company, for consideration per share less than the Warrant Exercise Price in effect immediately prior to the issuance of such options, warrants or rights or convertible or exchangeable securities, or without consideration, the Warrant Exercise Price in effect immediately prior to the issuance of such options, warrants or rights or securities shall be reduced to a price determined by making a computation in accordance with the provision of paragraph (a) of this Section 4, provided that

                          (i) the aggregate maximum number of Shares deliverable
under such options, warrants or rights shall be considered to have been delivered at the time such options, warrants or rights were issued and for consideration equal to the minimum purchase price per share of such Shares provided for in such options, warrants or rights, plus that consideration, if any, received by the Company for such options, warrants or rights;

                         (ii) the aggregate maximum number of Shares deliverable
upon conversion or exchange for any such securities shall be considered to have been delivered at the time of issuance of such securities, and for a consideration equal to the consideration received by the Company for such securities, after deducting therefrom commissions or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, the issuance of such securities, plus the minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof; and

                         (iii) on the expiration of such options, warrants of
rights, or the termination of such rights to convert or exchange, the Warrant Exercise Price shall forthwith be readjusted to such price as would have been obtained had the adjustment upon the issuance of such options, warrants, rights or convertible or exchangeable securities been made upon the basis of

(a) the delivery of only the number of Shares of the Company actually delivered upon the exercise of such securities and (b) the receipt by the Company of only the consideration actually received by it upon the exercise of such options, warrants or rights, plus the consideration, if , any, received by it for the options, warrants or rights so exercised, or, as the case may be, the consideration received by the Company for such securities so converted or exchanged, after deducting therefrom commissions or other expenses paid or incurred by it for any underwriting of, or otherwise in connection with, the issuance of such securities, plus only the consideration, if any, actually received by it upon the conversion or exchange thereof.

                  (c) Upon each adjustment of the Warrant Exercise Price pursuant to paragraphs (a) and (b) of this section 4, Holder shall thereafter (until another such adjustment) be entitled instead of being entitled to purchase the applicable number of Shares specified in Section 1 hereof) to purchase, pursuant to this Warrant, at the adjusted Warrant Exercise Price the number of whole Shares obtained by multiplying the number of applicable Shares specified in Section 1 hereof by the initial Warrant Exercise Price and dividing the product so obtained by the adjusted Warrant Exercise Price.

                  (d) In the event the Company shall at any time exchange as a whole, by subdivision or consolidation in any manner or by effecting a stock dividend, the number of Shares then outstanding into a different number of Shares, with or without par value, then, thereafter, the number of Shares which Holder shall have the right to purchase (calculated immediately prior to such change), shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of Shares of the Company issued and outstanding by reasons of such change, and the Warrant Exercise Price of the Shares after such change shall, in the event of an increase in the number of Shares be prcportionately reduced, and in the event of a decrease in the number of Shares, be proportionately increased.

         5. Survival of Merqers and Reorqanizations. In the event of the reclassification of, or change in, the outstanding Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision, combination or stock dividend), or in the event of any consolidation or merger of the Company into, another corporation, the Company, or such successor Company, as the case may be, shall provide that Holder shall thereafter be entitled to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, or merger by a Holder of the number of Shares which this Warrant entitled the Holder thereof to purchase immediately prior to such reclassification, change, consolidation or merger. Such Company, which thereafter shall be deemed to be the Company for purposes of this Warrant, shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 4 hereof.

         6. Sale of Assets, Dissolution. In the event of the sale of all or substantially all the assets of the Company, or in the event of any distribution of all or substantially all of its assets in dissolution or liquidation, the Company shall mail notice thereof by certified mail to holder, at the Holder's address on the books and records of the Company and shall make no distribution to the Shareholders of the Company until the expiration of thirty (30) days from the date of mailing of the aforesaid notice; provided, however, that in any such event if Holder shall not exercise this Warrant at or before 5:00 p.m. Nassau County, New York local time on the thirtieth (30th) day after the date of mailing such notice, this Warrant automatically becomes null and void.

The Company shall not, however, be prevented from consummating any such sale without awaiting the expiration of such thirty (30) day period, it being the intent and purpose hereof to enable Holder, upon exercise of this Warrant, to participate in the distribution of the consideration to be received by the Company upon any such sale or in the distribution of assets upon any dissolution or liquidation.

         7. No Fractional Shares. The number of Shares subject to issuance upon the exercise of this Warrant shall be rounded down to the nearest whole number of Shares so that no fractional Share or scrip shall be issued upon the exercise of this Warrant. Holder shall not be entitled to receive any compensation or property in lieu of such fractional Share which it may have been entitled to in the absence of this provision. It is the intent of the Company that all fractional interest shall be eliminated.

         8. Notices. If there shall be any adjustment as provided in Section 4 hereof, or if securities or property other than Shares of the Company shall become purchasable in lieu of Shares upon exercise of this Warrant, the Company shall forthwith cause written notice thereof to be sent by registered mail, postage prepaid, to Holder at its address shown on the books of the Company, which notice shall be accompanied by a certificate of either independent public accountants of recognized standing or the Chief Financial officer of the Company, setting forth in reasonable detail the basis for Holder becoming entitled to purchase such Shares and the number of Shares which may be purchased and the Warrant Exercise Price thereof, or the facts requiring any such adjustment, or the kind and amount of any such securities or property so purchasable upon the exercise of this, Warrant, as the case may be.

         9. Taxes. The issue of any stock or other certificate upon the exercise of this Warrant shall be made without charge to Holder for any tax in respect of the issue of such certificate. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of Holder, as the registered Holder of this Warrant, and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         10. Redemption. The Company may redeem this Warrant for $.01 per Warrant at any time after the Initial Exercise Date upon thirty (30) days prior written notice to the Holder by certified mail, return receipt requested at the Holder's address shown on the books of the Company. The notice of redemption shall fix a date for redemption no earlier than the date thirty (30) days from the date of such notice at 5:00 p.m. Nassau County, New York local time, and Holder shall be entitled to exercise this Warrant during such thirty-day period. On and after the date and time fixed for redemption, Holder shall have no rights with respect to this Warrant except to receive $.01 per Warrant upon the surrender of this Warrant.

         11.      Transferability of Warrant.
                  (a) Subject to the provisions of Paragraph ll(b) this Warrant shall be transferable, in whole or in part, and may be exercised, in whole or in part, by Holder or its permitted assigns which shall be limited to Holder's successor or the officers of directors of Holder, subject to the provisions of
Section 13 and other applicable provisions hereof. Moreover, the Shares will be subject to an agreement between the Holder and the underwriter of any public

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offering of the Company's  securities  restricting  the sale of the Shares for a period of six (6) months or such longer period as may be required by the National Association of Securities Dealers rules to avoid having any profit on the resale of the Shares deemed "underwriter's compensation" for purposes of such rules. In the event Holder elects to transfer or assign this Warrant, in whole or in part, it shall do so by completing. executing and delivering a copy of the appropriate Assignment of Warrant form attached hereto to the permitted assignee(s) and the Company. If this Warrant is assigned, in whole or in part, this Warrant shall be surrendered at the principal office of the Company, or such other office as the Company shall notify the Holder hereof in writing, along with the appropriate completed and executed Assignment of Warrant attached hereto, and thereupon, a new Warrant(s) will be issued to the assignee (and the Holder in the event of a partial assignment) the number of shares covered by such Warrant(s), as appropriate. Upon the assignment of this Warrant, if any, by Holder in compliance with the applicable provisions hereof to the satisfaction of the Company and its counsel, (i) the designated permitted assignee(s) shall have the same rights and privileges and by subject to the same obligations as originally granted hereunder to Holder to the extent of such assignment, and
(ii) all references to this Warrant to Holder shall be deemed, and shall upon delivery of a new Warrant to the permitted assignee be changed, to the permitted assignee.

                  (b) Notwithstanding the provisions of Paragraph ll (a), neither this Warrant nor any Shares may be sold or otherwise disposed of except as follows: (1) to a person who, in the opinion of counsel satisfactory to the Company, is a person to whom this Warrant or the Warrant Stock may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of paragraph 3 with respect to any resale or other disposition of such securities; or (2) to any person upon delivery of a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale of the disposition.

                  (c) In addition to the foregoing, the Holders acknowledge that in the event the Company closes a contemplated initial public offering of securities he will be required to enter into an agreement restricting the transfer of the Shares as set forth in Paragraph 2.9 of the Subscription and Registration Rights Agreement.

         12. Warrant Holder Not Shareholder. This Warrant does not confer upon Holder any right to vote or to consent or to receive notice as a shareholder of the Company in respect of any matters whatsoever, or any other rights or liabilities as a Shareholder, prior to the exercise thereof as provided herein.

         13.      Investment Representations.

                  (a) The Holder has made the representations and warranties set forth in Paragraph 2 of the Subscription and Registration Rights Agreement with respect to the Warrant

                  (b) The Holder acknowledges that such representations and warranties are true, correct and accurate in all respects as to the date hereof.

                  (c) Holder acknowledges that neither the Warrant nor the Shares may be made subject to a security interest, pledged, hypothecated, sold or otherwise transferred without an effective registration statement for such Warrant of Shares under the Act or such applicable state securities law, or an opinion of counsel satisfactory to the Company and its counsel that registration is not required under the Securities Act or under any applicable state securities laws. Holder further acknowledges that, unless the Shares issuable upon exercise of this Warrant have been registered under the Act, the Shares issued upon the exercise of this Warrant shall be restricted in the same manner and to the same extent as the Warrant and the certificates representing such Share shall bear the following legend: "THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT") OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SHARES HAVE BEEN ACQUIRED FOR THE PRIVATE INVESTMENT OF THE HOLDER HEREOF AND MAY NOT BE OFFERED, SOLD, ASSIGNED, MORTGAGED, PLEDGED, HYPOTHECATED, TRANSFERRED UNTIL EITHER (i) A REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL
ACCEPTABLE TO THE COMPANY AND ITS COUNSEL THAT REGISTRATION UNDER SUCH SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED UNDER SUCH ACT OR LAWS.

         In making the above representations and warranties, Holder intends that the Company rely thereon and understands that, as the result of such reliance, the warranties and the shares are not being registered under the Securities Act or any applicable state securities laws in reliance upon the applicability of certain exemptions relating to transactions not involving a public offering.

         14. Lost Warrants. In case any Warrant shall be mutilated, lost, stolen or destroyed, the Company may issue a new Warrant of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Warrant, and upon receipt of indemnity satisfactory to the Company.

         The Holder is entitled to certain registration rights with respect to the Shares, as set forth ins Section 5 of the Subscription and Registration Rights Agreement.

         17. Indemnification by Holder. Holder, by acceptance hereof, agrees to indemnify and hold harmless the Company, its directors and officers, and each other person, if any, who controls the Company, against any losses, claims, damages, or liabilities, joint or several, to which the Company or any such director or officer or any such person may become subject under the Act, or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the disposition by Holder of this Warrant or the Shares issuable upon the exercise hereof in violation of the provisions of this Warrant.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be issued and Holder has approved and accepted the same as of the day and year first above written.
                                         By:_____________________________
                                             DONG W. LEW, President



__________________                       HOLDER;
Secretary
                                         By:____________________
                                         Name:_________________
                                         Title:__________________

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